                                                                    EXHIBIT 99.1

               SOLECTRON ENDS 2003 WITH HIGHER SEQUENTIAL REVENUES
                           AND STRONGER BALANCE SHEET

                - FOURTH-QUARTER PRO FORMA RESULTS MEET GUIDANCE
                            AS KEY METRICS IMPROVE -

For Immediate Release: Sept. 25, 2003

MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and supply-chain management services, today reported GAAP fiscal fourth-quarter sales of $2.8 billion. Fourth-quarter total company sales were $3.0 billion, which is at the upper end of the company's guidance for sales of $2.6 billion to $3.0 billion. This compares with $2.8 billion in the third quarter of fiscal 2003 and $3.1 billion in the fourth quarter of fiscal 2002. (Solectron defines total company sales as sales including continuing and discontinued operations.)

The company reported a net loss in the fourth quarter of $179 million, or 22 cents per diluted share, compared with a GAAP net loss of $2.6 billion, or $3.21 per diluted share, in the year-earlier quarter. Excluding $146 million in restructuring and impairment charges, Solectron had a pro forma net loss of $34 million, or 4 cents per diluted share, in the fourth quarter of 2003. The company's guidance was for a pro forma net loss of 6 to 2 cents per share.

"In the fourth quarter, we continued to improve in several important areas," said Mike Cannon, president and chief executive officer. "Total company revenue increased 5 percent from the third quarter, reflecting overall demand improvement. We secured several important customer wins, and the end-markets we serve are recovering. During the quarter we improved gross margins, operating expenses, and inventory turns, in addition to reducing our outstanding debt."

The company also made progress towards selling assets that are not central to its strategy. As of year-end, certain of these assets had met the criteria required by Statement of Financial

Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and accordingly are reported as discontinued operations in the GAAP results. Each line item within the GAAP financial statements excludes amounts related to these operations, and the company has combined these amounts into "discontinued operations" line items for all periods presented.

FISCAL 2003 SUMMARY

Total company revenues for 2003 were $11.7 billion, compared with $12.3 billion in fiscal 2002. The company reported a GAAP net loss of $3.5 billion, or $4.18 per diluted share, compared with a GAAP net loss of $3.1 billion, or $3.98 per diluted share, in fiscal 2002.

FISCAL 2003 HIGHLIGHTS (on a total company basis)

-    Revenue stabilized during the year and increased in the fourth quarter.

-    Operating expenses were reduced nearly 20 percent.

-    Inventories declined 23 percent.

-    The cash-to-cash cycle improved 23 percent.

-    Total debt decreased by approximately $1 billion during the year.

"Solectron enters fiscal 2004 as a much different company than it was a year ago. Over the last three quarters, we installed a new leadership team, and we began implementing a business strategy and organization alignment that will allow us to better serve our customers," Cannon said. "I am pleased with our progress in a year characterized by major transition, and I expect continued progress in the coming year, including Solectron's return to profitability."

FIRST-QUARTER GUIDANCE

Fiscal first-quarter guidance is for sales of $2.7 billion to $3.1 billion, and for pro forma EPS, excluding restructuring and impairment and other unusual items, to range from a 4-cent loss to a 1-cent loss. This guidance is based on the current continuing operations of Solectron. If additional assets planned for divestiture qualify as discontinued operations prior to quarter-end, the company's GAAP results would change accordingly.

PRO FORMA INFORMATION

In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this pro forma information, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a pro forma basis that excludes certain charges to better assess operating performance. Each excluded item is considered to be of a non-operational nature in the applicable period.

Earnings guidance is provided only on a pro forma basis due to the inherent difficulty in forecasting such charges. For example, Solectron may, from time to time, retire debt based on market conditions. We are unable to forecast any gains or losses resulting from these retirements due to the uncertainty related to the timing and pricing of such transactions. Consistent with industry practice, management has historically applied these measures when discussing earnings or earnings guidance and intends to continue doing so.

Pro forma information is not determined using GAAP; therefore, the information is not necessarily comparable to other companies and should be used to compare the company's performance over different periods. Pro forma information should not be viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

See the tables at the end of this news release for a reconciliation of historical pro forma amounts to amounts reported under GAAP.

WEBCAST TO BE HELD TODAY

At 5 p.m. EDT today, Solectron will hold a conference call to discuss this earnings report. A live Internet broadcast of the call can be joined by going to www.solectron.com. Following the live broadcast, the archived Webcast will be available at www.solectron.com/investor.

In addition, audio replays of the call will be available two hours following the call through Oct. 2. Call (800) 642-1687 from within the United States or (706) 645-9291 from outside the United States and specify pass code: 2495671.

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements relate to our financial outlook for the first quarter of fiscal 2004 and beyond; the timing and amount of our planned restructuring charges and divestitures; the expected benefits of our new organizational structure and business strategies; and our expectations for a return to profitability. These forward-looking statements involve a number of risks and uncertainties, are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially. These risks and uncertainties include the prospects for recovery of the economy overall and in the telecommunications and other electronics technology sectors in particular; our ability to continue to win and satisfy customers; the accuracy of our projections of cash flows and capital requirements; whether we will be able to divest various assets and operations without undue disruption, within the targeted timeframe, and for the anticipated sales prices; the ability to effectively implement restructuring and cost reduction plans and the timing of such implementations; the risk of price fluctuation; reliance on major customers; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment, and materials; risks associated with international sales and operations; interest rate risk; environmental regulations; market risk; segment risk; the ability to retain key personnel; the impact of our outstanding litigation; and intellectual property rights enforcement.

For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically forms 8-K, 10-K, 10-Q, S-3, S-4 and S-8. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental information, consolidated statements of operations and consolidated balance sheets follow. All monetary amounts are stated in U.S. dollars.

                                ANALYTICAL DATA
                             (Dollars in millions)

                                       Q4 - FY03     Q3 - FY03       FY 2003      Q4 - FY02      FY 2002
NET SALES
    Continuing operations              $ 2,813.9     $ 2,655.4     $ 11,049.9     $ 2,928.1     $ 11,571.2
    Discontinued operations            $   152.7     $   160.1     $    686.4     $   188.5     $    705.0
       Total company                   $ 2,966.6     $ 2,815.5     $ 11,736.3     $ 3,116.6     $ 12,276.2

SALES PERCENTAGE BY REGION*
    North America                           40.9%         42.1%          42.2%         42.9%          43.5%
    Asia/Pacific                            33.4%         33.4%          32.3%         31.2%          30.9%
    Europe                                  15.9%         16.7%          16.9%         17.0%          16.8%
    Latin America                            9.8%          7.8%           8.6%          8.9%           8.8%

SALES PERCENTAGE BY REGION**
    North America                           38.3%         39.8%          39.7%         40.0%          40.4%
    Asia/Pacific                            35.2%         35.3%          34.2%         33.1%          32.8%
    Europe                                  16.1%         16.7%          17.0%         17.4%          17.5%
    Latin America                           10.4%          8.2%           9.1%          9.5%           9.3%

SALES PERCENTAGE BY MARKET SEGMENT*
    Communications                          18.4%         20.0%          20.2%         24.2%          23.9%
    Networking equipment                    21.7%         21.4%          21.9%         24.5%          26.2%
    Computing(1)                            39.0%         36.0%          37.2%         33.6%          33.1%
    Consumer products(2)                    10.7%         13.0%          11.0%         10.1%           8.8%
    Automotive                               3.3%          3.3%           3.2%          1.4%           1.8%
    Semiconductors & test                    3.2%          4.0%           3.1%          1.7%           1.5%
    Other                                    3.7%          2.3%           3.4%          4.5%           4.7%

SALES PERCENTAGE BY MARKET SEGMENT**
    Communications                          19.5%         19.2%          21.4%         25.8%          24.7%
    Networking equipment                    21.8%         21.7%          22.3%         24.8%          27.3%
    Computing(1)                            39.9%         36.7%          37.9%         34.2%          33.7%
    Consumer products(2)                    11.2%         13.7%          11.6%         10.7%           9.2%
    Automotive                               2.8%          3.0%           2.9%          1.5%           2.0%
    Semiconductors & test                    3.4%          4.3%           3.3%          1.8%           1.5%
    Other                                    1.4%          1.4%           0.6%          1.2%           1.6%

                              (Dollars in millions)

                                          Q4 - FY03     Q3 - FY03       FY 2003      Q4 - FY02       FY 2002
10 PERCENT CUSTOMERS*
Hewlett-Packard/Compaq                      14.0%         13.2%          12.7%         10.4%          11.2%
Nortel Networks                             11.9%         10.9%          11.2%         11.8%          13.6%
Cisco Systems                               12.3%         10.8%          10.7%         11.0%          10.9%

10 PERCENT CUSTOMERS**
Hewlett-Packard/Compaq                      13.8%         12.7%          12.3%         10.0%          11.0%
Nortel Networks                             12.5%         11.5%          11.9%         12.5%          14.5%
Cisco Systems                               13.0%         11.5%          11.4%         11.7%          11.6%


      RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS FOR Q4 - FY 2003
                  (Dollars in millions, except per-share data)

                                                                                                        RESTRUCTURING
                                                                                                             AND         Q4 - FY03
                                                                                                          IMPAIRMENT     PRO FORMA
                                                                Q4 - FY03                                 COSTS AND       RESULTS
                                                                  GAAP       DISCONTINUED     TOTAL     OTHER UNUSUAL     (TOTAL
                                                                 RESULTS      OPERATIONS     COMPANY       CHARGES       COMPANY)
NET SALES                                                       $ 2,813.9      $ 152.7      $ 2,966.6    $      -       $  2,966.6
COST OF SALES                                                   $ 2,658.1      $ 120.7      $ 2,778.8    $      -       $  2,778.8
     GROSS PROFIT                                               $   155.8      $  32.0      $   187.8    $      -       $    187.8
OPERATING EXPENSES                                              $   300.5      $  31.9      $   332.4    $ (146.0)      $    186.4
OPERATING INCOME (LOSS)                                         $  (144.7)     $   0.1      $  (144.6)   $  146.0       $      1.4
INTEREST AND OTHER - NET                                        $   (33.2)     $  (1.3)     $   (34.5)   $   (1.1)      $    (35.6)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE   $  (177.9)     $  (1.2)     $  (179.1)   $  144.9       $    (34.2)
INCOME TAX EXPENSE (BENEFIT)                                    $    (2.6)     $   2.6      $       -    $      -       $        -
LOSS FROM CONTINUING OPERATIONS                                 $  (175.3)     $  (3.8)     $  (179.1)   $  144.9       $    (34.2)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX          $    (3.8)     $   3.8      $       -    $      -       $        -
NET LOSS                                                        $  (179.1)     $     -      $  (179.1)   $  144.9       $    (34.2)
BASIC AND DILUTED NET LOSS PER SHARE                            $   (0.22)                                              $    (0.04)
SHARES USED TO COMPUTE BASIC AND DILUTED NET LOSS PER SHARE         829.6                                                    829.6

                           EARNINGS PER SHARE SUMMARY

                                       Q4 - FY03      Q3 - FY03      FY 2003     Q4 - FY02      FY 2002
GAAP DILUTED NET LOSS PER SHARE        $  (0.22)      $  (3.74)      $(4.18)     $  (3.21)      $ (3.98)

                            ASSET MANAGEMENT METRICS*

                                  Q4 - FY03   Q3 - FY03    FY 2003    Q4 - FY02    FY 2002
INVENTORY TURNS                      7.4         6.6         6.6         6.1         4.6
DAYS SALES OUTSTANDING                50          53          53          55          62
CASH-TO-CASH CYCLE (In days)          54          60          59          70          90

                           ASSET MANAGEMENT METRICS**

                                  Q4 - FY03   Q3 - FY03    FY 2003    Q4 - FY02    FY 2002
INVENTORY TURNS                      7.3         6.5         6.5         6.0         4.4
DAYS SALES OUTSTANDING                49          52          53          55          63
CASH-TO-CASH CYCLE (In days)          54          59          59          70          93

                        SELECTED FINANCIAL DATA, PRE-TAX
                             (Dollars in millions)

                                Q4 - FY03   Q3 - FY03    FY 2003    Q4 - FY02    FY 2002
CAPITAL EXPENDITURES
    CONTINUING OPERATIONS        $  37.5     $  29.9     $ 136.5     $  49.4     $ 216.1
    DISCONTINUED OPERATIONS      $   3.5     $   4.5     $  16.9     $   1.8     $  25.7
          TOTAL COMPANY          $  41.0     $  34.4     $ 153.4     $  51.2     $ 241.8

 DEPRECIATION EXPENSE
    CONTINUING OPERATIONS        $  53.0     $  57.8     $ 239.6     $  60.4     $ 295.1
    DISCONTINUED OPERATIONS      $   2.3     $   5.4     $  18.3     $   5.7     $  16.9
          TOTAL COMPANY          $  55.3     $  63.2     $ 257.9     $  66.1     $ 312.0

* Amounts reflect total company results which include both continuing and discontinued operations.

**   Amounts reflect continuing operations results only.

(1)  Computing and PC's/Notebooks segments have been combined for all periods.

(2) Mobile handsets have been moved from the communications segment to the consumer segment for all periods.

ABOUT SOLECTRON

Solectron (www.solectron.com) provides a full range of global manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company is based in Milpitas, Calif.

                                      ####

                     SOLECTRON CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. DOLLARS IN MILLIONS)
                                    UNAUDITED

                                                             AUGUST 31        AUGUST 31
                                                               2003             2002
                                                            -----------      -----------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments *      $   1,519.1      $   2,217.6
   Accounts receivable, net                                     1,570.0          1,670.2
   Inventories                                                  1,414.9          1,822.1
   Prepaid expenses and other current assets                      281.4            728.6
   Current assets of discontinued operations                      168.4            221.5
                                                            -----------      -----------
     Total current assets                                       4,953.8          6,660.0
Net property and equipment                                        829.0          1,081.3
Goodwill                                                          185.9          1,806.8
Other assets                                                      386.8            931.1
Long-term assets of discontinued operations                       174.0            534.8
                                                            -----------      -----------
          Total assets                                      $   6,529.5      $  11,014.0
                                                            ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                          $     977.9      $     636.8
   Accounts payable                                             1,404.9          1,471.3
   Accrued employee compensation                                  178.9            196.9
   Accrued expenses                                               346.5            475.9
   Other current liabilities                                      200.3             98.8
   Current liabilities of discontinued operations                 126.4            125.5
                                                            -----------      -----------
     Total current liabilities                                  3,234.9          3,005.2
Long-term debt                                                  1,817.6          3,181.2
Other long-term liabilities                                        40.4             45.1
Long-term liabilities of discontinued operations                   14.6              9.8
                                                            -----------      -----------
          Total liabilities                                     5,107.5          6,241.3
                                                            -----------      -----------

Stockholders' equity:
   Common stock                                                     0.8              0.8
   Additional paid-in capital                                   6,658.2          6,635.9
   Accumulated deficit                                         (5,040.6)        (1,578.6)
   Accumulated other comprehensive losses                        (196.4)          (285.4)
                                                            -----------      -----------
     Total stockholders' equity                                 1,422.0          4,772.7
                                                            -----------      -----------
          Total liabilities and stockholders' equity        $   6,529.5      $  11,014.0
                                                            ===========      ===========

* This caption includes $65.5 million and $235.4 million of restricted balances as of August 31, 2003 and 2002, respectively.

                     SOLECTRON CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
               (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                       THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                            AUGUST 31                      AUGUST 31
                                                   --------------------------    ----------------------------
                                                       2003          2002            2003            2002
                                                   -----------    -----------    ------------    ------------
Net sales                                          $   2,813.9    $   2,928.1    $   11,049.9    $   11,571.2
Cost of sales                                          2,658.1        2,876.6        10,467.9        11,014.7
                                                   -----------    -----------    ------------    ------------

Gross profit                                             155.8           51.5           582.0           556.5
Operating expenses:
  Selling, general and administrative                    145.1          185.2           631.5           744.9
  Research and development                                16.8           11.3            69.1            59.7
  Restructuring and impairment costs                     123.9          245.7           348.8           807.1
  Goodwill impairment                                     14.7        2,500.0         1,931.7         2,500.0
                                                   -----------    -----------    ------------    ------------

      Operating loss                                    (144.7)      (2,890.7)       (2,399.1)       (3,555.2)

Interest income                                            6.0           14.4            31.2            69.3
Interest expense                                         (47.2)         (66.4)         (210.3)         (241.6)
Other expense-net                                          8.0           27.1            54.3           106.4
                                                   -----------    -----------    ------------    ------------

Operating loss from continuing
 operations before income taxes                         (177.9)      (2,915.6)       (2,523.9)       (3,621.1)
Income tax expense (benefit)                              (2.6)        (258.9)          581.0          (483.0)
                                                   -----------    -----------    ------------    ------------

     Net loss from continuing operations           $    (175.3)   $  (2,656.7)   $   (3,104.9)   $   (3,138.1)

Discontinued operations:
Income (loss) from discontinued operations                (1.2)          14.5          (293.8)           43.7
Income tax expense                                         2.6            5.1            63.3            15.8
                                                   -----------    -----------    ------------    ------------
     Income (loss) on discontinued operations             (3.8)           9.4          (357.1)           27.9
                                                   -----------    -----------    ------------    ------------

     Net loss                                      $    (179.1)   $  (2,647.3)   $   (3,462.0)   $   (3,110.2)
                                                   ===========    ===========    ============    ============

Basic and diluted net loss per share:
   Continuing operations                           $     (0.21)   $     (3.22)   $      (3.75)   $      (4.02)
   Discontinued operations                               (0.01)          0.01           (0.43)           0.04
                                                   -----------    -----------    ------------    ------------
   Basic and diluted net loss per share            $     (0.22)   $     (3.21)   $      (4.18)   $      (3.98)
                                                   ===========    ===========    ============    ============

Shares used to compute basic and diluted
 net loss per share                                      829.6          824.6           827.7           780.9

Note: In fiscal 2003, the company began reclassifying "other expense - net" from "selling, general and administrative" expense to a separate line below operating loss. Gains and losses from retirement of debt have been reclassified from extraordinary to "other expense - net" in accordance with SFAS No. 145 since the fourth quarter of fiscal 2002. In addition, $11.7 million and $11.5 million of amortization were reclassified from "selling, general and administrative" expense to "cost of sales" in the first and second quarters of fiscal 2002, respectively.


ANALYST CONTACTS:

Perry Hayes, Solectron Corporation, (408) 956-7543 (U.S.), perryhayes@ca.slr.com Tonya Chin, Solectron Corporation, (408) 956-6537 (U.S.), tonyachin@ca.slr.com

MEDIA CONTACT:

Kevin Whalen, Solectron Corporation, (408) 956-6854 (U.S.), kevinwhalen@ca.slr.com